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                                                                       EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                              303 Peachtree Street
                             Atlanta, Georgia 30308



                                 June 12, 2002


SpectRx, Inc.
6025A Unity Drive
Norcross, Georgia 30071


Re: Registration of 81,300 shares of Common Stock, par value $.001 per share, of SpectRx, Inc.



Ladies and Gentlemen:

         We are acting as counsel for SpectRx, Inc., a Delaware corporation (the "Company"), in connection with the resale by certain selling stockholders of an aggregate of 81,300 shares (the "Shares") of the Company's Common Stock, par value $.001 per share.

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5 to Registration Statement No. 333-[ ] filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                  Very truly yours,

                                                  /s/ JONES, DAY, REAVIS & POGUE